UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 8, 2019

GULF ISLAND FABRICATION, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16225 Park Ten Place, Suite 300
Houston, Texas 77084
 (Address of principal executive offices)(Zip Code)
(713) 714-6100
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK	GIFI	NASDAQ

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Redesign of Long-Term Incentive Program

On May 8, 2019, the Board of Directors (the “Board”) of Gulf Island Fabrication, Inc. (the “Company”), following the recommendation of its Compensation Committee, approved a new long-term incentive program (“LTIP”) design for the Company’s executive officers. Under our previous LTIP design, our executive officers received a combination of (i) time-based restricted stock units (“RSUs”), which vested in equal annual installments over a three-year period, and (ii) long-term performance awards, denominated in cash, which vested after a three-year performance period based on the Company’s total shareholder return (“TSR”) relative to a group of peer companies. For the 2019 LTIP, the Board has eliminated the time-based RSU component of the LTIP, thereby reducing the overall compensation received by the executives and resulting in a program based solely on performance during the three-year period beginning January 1, 2019 through December 31, 2021. In addition, the Board replaced the TSR metric with annual income metrics, supporting the Company’s current focus on improving financial results over the three years in the performance period. One-third of the 2019 LTIP award will be earned each year in the performance period, provided the applicable income target for the year is achieved, or will be forfeited if the applicable target is not achieved.

Each of our current named executive officers received an award under the 2019 LTIP with a target value as follows: Mr. Meche, our President and Chief Executive Officer - $1,000,000; Mr. Ladd, our Executive Vice President and Chief Operating Officer - $500,000; and Mr. Stockton, our Executive Vice President and Chief Financial Officer - $500,000. These target values are consistent with the target values of the performance awards granted in previous years. However, because the named executive officers did not receive a time-based award under the new LTIP, their 2019 total target LTIP award value is 50% less than their 2018 total target LTIP award value.

In addition to approving the new LTIP, the Board also approved a special grant of 41,371 time-based RSUs outside of the LTIP for Mr. Stockton. These RSUs will vest in equal annual installments over three years. The Board believes this special award is appropriate given Mr. Stockton’s recent affiliation with the Company and lack of previous awards, and provides Mr. Stockton with an equity interest comparable to that held by our longer-tenured officers.

This description of the 2019 LTIP is qualified in its entirety by the terms of the Form of Long-Term Performance-Based Award Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.

Item 8.01    Other Events.

In support of the Company’s efforts to reduce costs, on May 8, 2019, the Board also approved a reduction in director compensation for 2019 by eliminating the annual equity awards to the non-employee directors (valued at $75,000 in 2018).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Westley S. Stockton
Westley S. Stockton
Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)
Dated:	May 9, 2019